Exhibit 99.1
Remy International, Inc. Announces Third Quarter 2013 Results
PENDLETON, Ind., October 29, 2013 /PRNewswire/ -- Remy International, Inc. (NASDAQ:REMY), a leading worldwide manufacturer, remanufacturer, and distributor of starters and alternators for light vehicle and commercial vehicle applications, locomotive products and hybrid electric motors, today announced its financial results for the third quarter ended September 30, 2013.

Third Quarter Highlights

•
Net sales of $262.8 million for the third quarter of 2013, a decline of 5% compared to $277.4 million for the third quarter of 2012. Prior year results included high inventory stock builds by North American retail aftermarket customers and light duty original equipment sales on customer programs ended per schedule in 2013.

•
Adjusted EBITDA of $33.0 million for the third quarter of 2013 compared to $35.7 million for the third quarter of 2012. Third quarter 2013 results were impacted by lower volume, mix, price and investments in inventory for increased light duty aftermarket availability and China ramp up costs. Cost reductions and operational efficiencies partially offset these impacts.

•	Net income attributable to common stockholders was $10.4 million for the third quarter of 2013 compared to $96.5 million for the third quarter of 2012.

◦	Third quarter 2013 results included $1.5 million in restructuring charges

◦
Third quarter 2012 results included the reversal of an $84.7 million valuation allowance on our deferred tax asset balance, as well as $5.4 million of charges primarily related to restructuring activities and actions to improve future operating performance.

•	New business awarded and launched during the quarter:

◦	Awarded several light duty OE starter programs with key customers

◦	Launched first alternator with LIN regulator in China

◦	Awarded heavy duty alternator and starter business at Yunnei Power Engine

◦	Awarded additional hybrid business with Via and Scania

◦	Secured agreements with multiple North American and European aftermarket customers

◦	Released new part numbers to expand late model product portfolio

•	On October 29, 2013, the Board of Directors declared a quarterly dividend of $0.10 per share payable on November 27, 2013 to shareholders of record as of November 13, 2013.

Financial Results	Three Months Ended	Three Months Ended
	September 30, 2013	September 30, 2012
Net sales	$262.8 million	$277.4 million
Net income attributable to common stockholders	$10.4 million	$96.5 million
Diluted earnings per share	$0.33	$3.11
Adjusted EBITDA	$33.0 million	$35.7 million

Fred Knechtel, Remy International, Inc. Sr. Vice President, CFO and Treasurer, added, “Sales pressures continued in the third quarter, as sales were lower than both the previous quarter and prior year quarter. Despite this pressure, Remy was able to deliver greater operating income results in the third quarter compared to both of these periods. These achievements are due to our continued efforts to drive for sustainable operational improvements and aggressively control spending."

Jay Pittas, Remy International, Inc. President and CEO commented, “We took aggressive cost actions as a short term response to general market conditions. For the long term we continued to make necessary investments in our business to grow revenue and increase operating efficiencies. We strive to have a balanced portfolio between North America and the rest of the world and between the aftermarket and OE, with a flexible cost structure to support all market conditions. The Remy team will continue to be focused on driving superior long-term value for shareholders. I am excited about the future and believe that we are well positioned with our portfolio of products to achieve our goals."

About Remy International, Inc.
Founded by the Remy Brothers in 1896, Remy International, Inc. is a leading global manufacturer and remanufacturer of alternators, starter motors and electric traction motors. Headquartered in Pendleton, IN, with global operations across five continents and 10 countries, Remy International markets products under the Delco Remy®, Remy® and World Wide Automotive® brands. Known for innovation, efficiency, quality, and best-in-class customer service and support, Remy International’s products are integrated by leading industrial, specialty, automotive and heavy-duty OEMs, and aftermarket providers worldwide. We Start the World & Keep It RunningTM.
Conference Call
Remy will host a call with investors and analysts to discuss third quarter 2013 results on Wednesday, October 30, 2013 beginning at 9:00 a.m. Eastern Time. A live webcast of the conference call will be available on the Remy Investor Relations website at http://www.remyinc.com. The conference call replay will also be available via webcast through the Remy Investor Relations website at http://www.remyinc.com.
Use of Non-U.S. GAAP Financial Information
Accounting principles generally accepted in the United States (U.S. GAAP) is the standard framework of guidelines for financial accounting. U.S. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with U.S. GAAP, Remy has provided Adjusted EBITDA, a non-U.S. GAAP financial measure, which is frequently used by management, analysts, investors and other interested parties. Management believes that the non-U.S. GAAP financial measure presented provides a useful measure of Remy’s financial performance since it excludes certain items which do not reflect ongoing operations including costs associated with restructuring costs, impairment of assets related to capital investments, interest on our debt and non-cash stock-based compensation charges. Adjusted EBITDA is defined by the Company as net income attributable to common stockholders before (i) interest expense–net, (ii) income tax expense (benefit), (iii) depreciation and amortization, (iv) stock-based compensation expense, (v) net income attributable to noncontrolling interest, (vi) restructuring, other charges and other impairment charges, (vii) loss on extinguishment of debt and refinancing fees, (viii) executive officer separation cost and (ix) other adjustments. Adjusted EBITDA as defined by the Company may differ from non-U.S. GAAP measures used by other companies and is not a measurement under U.S. GAAP. There are limitations inherent in non-U.S. GAAP financial measures in that they exclude a variety of charges and credits that are required to be included in a U.S. GAAP presentation, and therefore do not present the full measure of the Company's recorded costs against its revenue. Accordingly, in analyzing Remy’s future financial performance, non-U.S. GAAP results presented should be considered together with U.S. GAAP results, rather than as an alternative to U.S. GAAP basis financial measures. Reconciliations of non-U.S. GAAP measures to related U.S. GAAP measures are presented in the financial schedules which accompany this release.
Forward Looking Statements
This press release contains forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts.  Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from anticipated results. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events to reflect the new information, future events, or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to, future financial results and liquidity, development of new products and services, the effect of competitive products or pricing, the effect of commodity and raw material prices, the impact of supply chain cost management initiatives, restructuring risks, customs duty claims, litigation uncertainties and warranty claims, conditions in the automotive industry, foreign currency fluctuations, costs related to re-sourcing and outsourcing products, the effect of economic conditions, and other risks identified in the “Special note regarding forward-looking statements”, “Risk Factors” and other sections of the Company's previously filed most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission.

A copy of the third quarter 2013 Form 10-Q will be available on the Remy International Website at:
http://www.remyinc.com under Investor Relations.
Investor Contact: Fred Knechtel, Sr. Vice President, CFO and Treasurer
Knechtel.Fred@remyinc.com
(765) 778-6871
SOURCE : Remy International, Inc.

Remy International, Inc.
Index of consolidated financial information

Consolidated balance sheets as of September 30, 2013 (unaudited) and December 31, 2012	A-2
Consolidated statements of operations (unaudited) for the three and nine months ended September 30, 2013 and September 30, 2012	A-3
Consolidated statements of cash flows (unaudited) for the nine months ended September 30, 2013 and September 30, 2012	A-4
Reconciliation of non-U.S. GAAP financial measures (unaudited) for the three and nine months ended September 30, 2013 and September 30, 2012	A-5

The accompanying unaudited consolidated financial information and reconciliation schedules should be read in conjunction with the Remy International, Inc. Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Report on Form 10-Q for the period ended September 30, 2013, which were filed with the United States Securities and Exchange Commission.

Remy International, Inc.
Consolidated balance sheets

	September 30,	December 31,
(In thousands, except share information)	2013	2012
Assets:	(unaudited)
Current assets:
Cash and cash equivalents	$81,033	$111,733
Trade accounts receivable (less allowances of $1,608 and $1,931)	191,133	170,637
Other receivables	22,063	17,203
Inventories	164,417	158,936
Deferred income taxes	43,887	36,315
Prepaid expenses and other current assets	10,358	15,431
Total current assets	512,891	510,255

Property, plant and equipment	242,841	227,955
Less accumulated depreciation and amortization	(99,369)	(86,072)
Property, plant and equipment, net	143,472	141,883

Deferred financing costs, net of amortization	3,972	4,867
Goodwill	271,418	271,418
Intangibles, net	93,129	99,329
Other noncurrent assets	69,096	73,463
Total assets	$1,093,978	$1,101,215

Liabilities and Equity:
Current liabilities:
Short-term debt	$3,272	$9,098
Current maturities of long-term debt	3,542	3,470
Accounts payable	147,192	155,407
Accrued interest	89	112
Accrued restructuring	1,849	3,679
Other current liabilities and accrued expenses	116,089	108,157
Total current liabilities	272,033	279,923

Long-term debt, net of current maturities	294,604	284,475
Postretirement benefits other than pensions	1,744	1,969
Accrued pension benefits	30,140	31,762
Deferred income taxes	1,250	2,390
Other noncurrent liabilities	29,463	29,188

Equity:
Remy International, Inc. stockholders' equity:
Common stock, Par value of $0.0001; 32,006,216 shares outstanding at September 30, 2013, and 31,865,008 shares outstanding at December 31, 2012	3	3
Treasury stock, at cost; 243,252 treasury shares at September 30, 2013, and 133,467 treasury shares at December 31, 2012	(1,477)	(229)
Additional paid-in capital	318,721	323,912
Retained earnings	199,915	186,483
Accumulated other comprehensive loss	(52,418)	(50,307)
Total Remy International, Inc. stockholders' equity	464,744	459,862
Noncontrolling interest	—	11,646
Total equity	464,744	471,508
Total liabilities and equity	$1,093,978	$1,101,215

Remy International, Inc.
Consolidated statements of operations
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(In thousands, except per share amounts)	2013	2012	2013	2012

Net sales	$262,832	$277,401	$826,908	$865,282
Cost of goods sold	210,600	222,592	664,996	686,943
Gross profit	52,232	54,809	161,912	178,339
Selling, general, and administrative expenses	29,760	30,103	102,325	97,891
Restructuring and other charges	1,454	5,374	4,263	8,964
Operating income	21,018	19,332	55,324	71,484
Interest expense–net	5,370	7,283	15,438	21,047
Loss on extinguishment of debt and refinancing fees	—	—	4,256	—
Income before income taxes	15,648	12,049	35,630	50,437
Income tax expense (benefit)	5,292	(85,310)	11,967	(74,410)
Net income	10,356	97,359	23,663	124,847
Less net income attributable to noncontrolling interest	—	827	659	2,164
Net income attributable to common stockholders	$10,356	$96,532	$23,004	$122,683

Basic earnings per share:
Earnings per share	$0.33	$3.15	$0.74	$4.01
Weighted average shares outstanding	31,240	30,638	31,196	30,595
Diluted earnings per share:
Earnings per share	$0.33	$3.11	$0.73	$3.97
Weighted average shares outstanding	31,383	30,993	31,338	30,864
Dividends declared per common share	$0.10	$0.10	$0.30	$0.20

Remy International, Inc.
Consolidated statements of cash flows
(Unaudited)

	Nine months ended September 30,
(In thousands)	2013	2012
Cash flows from operating activities:
Net income	$23,663	$124,847
Adjustments to reconcile net income to cash (used in) provided by operating activities:
Depreciation and amortization	25,767	28,010
Amortization of debt issuance costs	868	1,326
Loss on extinguishment of debt and refinancing fees	4,256	—
Stock-based compensation	4,894	5,419
Deferred income taxes	766	(83,537)
Accrued pension and postretirement benefits, net	(992)	(2,515)
Restructuring and other charges	4,263	8,964
Cash payments for restructuring charges	(6,093)	(5,671)
Other	(1,732)	(2,000)
Changes in operating assets and liabilities, net of restructuring charges:
Accounts receivable	(24,546)	(2,980)
Inventories	(5,300)	5,247
Accounts payable	(8,402)	(6,693)
Other current assets and liabilities, net	8,842	(16,493)
Other noncurrent assets and liabilities, net	(10,917)	(14,932)
Net cash provided by operating activities	15,337	38,992

Cash flows from investing activities:
Purchases of property, plant and equipment	(17,394)	(18,160)
Net proceeds on sale of assets	585	268
Government grant proceeds related to capital expenditures	—	941
Net cash used in investing activities	(16,809)	(16,951)

Cash flows from financing activities:
Change in short-term debt and revolver	(5,724)	(4,030)
Payments made on long-term debt, including capital leases	(289,861)	(9,572)
Proceeds from issuance of long-term debt	299,250	—
Dividend payments on common stock	(9,462)	(6,128)
Purchase of treasury stock	(1,248)	(23)
Debt issuance costs	(3,476)	—
Purchase of and distributions to noncontrolling interest	(18,961)	—
Other	—	565
Net cash used in financing activities	(29,482)	(19,188)

Effect of exchange rate changes on cash and cash equivalents	254	840
Net increase (decrease) in cash and cash equivalents	(30,700)	3,693
Cash and cash equivalents at beginning of period	111,733	91,684
Cash and cash equivalents at end of period	$81,033	$95,377
Supplemental information:
Noncash investing and financing activities:
Purchases of property, plant and equipment in accounts payable	$1,678	$2,670

Remy International, Inc.
Reconciliation of non-U.S. GAAP financial measures
(Unaudited)

Adjusted EBITDA is not a measure of performance defined in accordance with U.S. GAAP. We use adjusted EBITDA as a supplement to our U.S. GAAP results in evaluating our business. Other companies in our industry define adjusted EBITDA differently from us and, as a result, our measure is not comparable to similarly titled measures used by other companies in our industry.

We define adjusted EBITDA as net income attributable to common stockholders before interest expense–net, income tax expense (benefit), depreciation and amortization, stock-based compensation expense, net income attributable to noncontrolling interest, restructuring, other charges and other impairment charges, loss on extinguishment of debt and refinancing fees, executive officer separation and other adjustments as set forth in the reconciliations provided below.

Adjusted EBITDA is one of the key factors upon which we assess performance. As an analytical tool, adjusted EBITDA assists us in comparing our performance over various reporting periods on a consistent basis because it excludes items that we do not believe reflect our ongoing operating performance.

Adjusted EBITDA should not be considered as an alternative to net income as an indicator of our performance, as an alternative to net cash provided by operating activities as a measure of liquidity, or as an alternative to any other measure prescribed by U.S. GAAP. There are limitations to using non-U.S. GAAP measures such as adjusted EBITDA. Although we believe that adjusted EBITDA may make an evaluation of our operating performance more consistent because it removes items that do not reflect our ongoing operations, adjusted EBITDA excludes certain financial information that some may consider important in evaluating our performance.

The following table sets forth a reconciliation of adjusted EBITDA to its most directly comparable U.S. GAAP measure, net income attributable to common stockholders.

	Three months ended September 30,		Nine months ended September 30,
(In thousands)	2013	2012	2013	2012

Net income attributable to common stockholders	$10,356	$96,532	$23,004	$122,683
Adjustments:
Interest expense–net	5,370	7,283	15,438	21,047
Income tax expense (benefit)	5,292	(85,310)	11,967	(74,410)
Depreciation and amortization	8,745	9,211	25,767	28,010
Stock-based compensation expense	1,648	1,883	4,894	5,419
Net income attributable to noncontrolling interest	—	827	659	2,164
Restructuring and other charges	1,454	5,374	4,263	8,964
Loss on extinguishment of debt and refinancing fees	—	—	4,256	—
Executive officer separation	—	—	7,000	—
Other	147	(76)	251	(75)
Total adjustments	22,656	(60,808)	74,495	(8,881)
Adjusted EBITDA	$33,012	$35,724	$97,499	$113,802